SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________


  Date of Report (Date of earliest event reported) February
                          18, 1997

                 BIOCONTROL TECHNOLOGY, INC.
   (Exact name of registrant as specified in its charter)



      Pennsylvania                  0-10822               25-1229323
(State of other jurisdiction (Commission File Number)    (IRS Employer
     of incorporation)                                Identification No.)


   300 Indian Springs Road, Indiana, Pennsylvania    15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



____________________________________________________________________
               (Former name or former address,
                if changes since last report.)

Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On February 18, 1997 the Company held a press conference demonstrating the Diasenor 1000.

               On February 20, 1997 the Company's subsidiary, Petrol Rem, Inc. signed an International Distribution Agreement with Bainbridge International in Queensland, Australia.

               On February 24, 1997, the Company held a Special Shareholders' Meeting. At that meeting, the shareholders voted to increase the number of authorized shares from 60,000,000 to 100,000,000.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired- Not Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Releases

                  1.  Febraury 18, 1997
                  2.  February 20, 1997

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.

                              by /s/    Fred E. Cooper
                                   Fred E. Cooper, CEO

Press Release
Release:  Immediate
For More Information, Call:

Investors                               Media
Diane McQuaide                          Susan Taylor
1.412.429.0673  phone                   1.412.279.9455 phone
1.412.279.9690  fax                     1.412.279.9447 fax


      BIOCONTROL DEMONSTRATES DIASENSORr 1000 FOR PRESS

      Pittsburgh, PA - February 18, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that the Company held a press conference at 9:00 a.m. this morning at the Holiday Inn, Indiana, PA.
      In his opening statement, Fred E. Cooper, chief executive officer of Biocontrol, stated that the conference was called to demonstrate the Company's Diasensorr 1000 noninvasive glucose sensor for diabetics and to explain its operation and how the sensor will affect those diabetics who can use it.
      The  Diasensor 1000 was submitted to the Food and Drug Administration
(FDA)  in  January  1994  and  is  currently undergoing in-home testing.

        Those in attendance saw the Diasensor 1000 measure the blood glucose levels of patients Patricia McAdams and George Hnatko, then saw those Diasensor readings compared to blood glucose levels given by a standard laboratory reference device, the Yellow Springs Instrument (YSI). Ms. McAdams' glucose
measured 230 mg/dL on the Diasensor 1000  and   228 mg/dL  on the YSI.  Mr.
Hnatko's readings were 133 mg/dL  on the Diasensor 1000  and  125 mg/dL on the
YSI.
      David  L.  Purdy, president and founder of Biocontrol, explained the
Diasensor's operation, saying that the  sensor is   "an  example  of  the  most
advanced  state-of-the-art spectroscopy    technology    [which    uses]    the
same principles...to detect infrared light from a patient's arm...as the space shuttle crew will install in the Hubble telescope to detect light from distant galaxies.
      "[In the Diasensor 1000], the light emits from a fiberoptic probe, passes into the tissue, bounces back from inside the skin and is picked up by another fiberoptic element...[that] carries the light to an optical
component which  separates  it  into  its different  wavelengths.   By
comparing the light to the arm to the light collected from the arm, chemical compounds can be detected.
     "Once we have separated the spectral characteristics of the energy," continued Mr. Purdy, "these wavelengths can be compared with those that have been previously measured from the patient at different levels of glucose in the patient's blood. Then a mathematical equation called an algorithm is applied to the information."
     Mr. Purdy further explained, "To prepare the algorithm, [Biocontrol goes] through a calibration procedure in which the patient has a number of spectral measurements made at different glucose levels."
       Todd   Barker,  Ph.D.,  the  Company's   manager   of computational
analysis, clarified that this spectral data is automatically converted into an
algorithm by computers  that use   methods   developed   by  a  new
discipline   called chemometrics.   Chemometrics utilizes multivariate
analysis techniques to relate variables of measure, such as glucose and infrared spectra, to provide a mathematical relationship between the variables of interest.
      Dr. Barker told the members of the press that this algorithm is placed on a computer PCMCIA card which is inserted into the machine at use, and by each having his own PCMCIA card, a single Diasensor can be adapted for use by multiple members of the same family.
     The Diasensor 1000 is 12" x 20.5", weighs approximately 40 pounds (with the 17# powerpack), will have a two-year warranty, an expected life span of ten years, requires no supplies, could be equipped for use by the visually impaired, is anticipated to sell initially for $7,950 when FDA approved, and will initially be available in the US by prescription only.
      Acknowledging that "...the Diasensor 1000 is not perfect," Mr. Cooper said that "It's not yet for everyone and it's bigger and more expensive than we'd like it to be _ just like TVs were in the 40s, computers
in  the  60s  and calculators   in  the  70s...Those  revolutionary   products
improved  with  continued  research  and  development,"   he continued. "The
Diasensor 1000 will, too."
       The  press  conference  concluded  with  a  tour   of Biocontrol's
Manufacturing Center which has  22,500  square feet   of   completed  and
occupied  space   dedicated   to manufacturing the Diasensor 1000.  When
additional space now under construction is completed, manufacturing space will jump to 68,000 square feet.
       Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.

Press Release
Release:  Immediate
For More Information, Call:

Investors                            Media
Diane McQuaide                       Susan Taylor
1.412.429.0673  phone                1.412.279.9455 phone
1.412.279.9690  fax                  1.412.279.9447 fax


     BIOCONTROL SUBSIDIARY, PETROL REM, SIGNS AGREEMENT

      Pittsburgh,  PA  -  February  20,  1997  -  Biocontrol Technology,  Inc.
(Nasdaq:BICO) announced  today  that  its subsidiary,   Petrol  Rem,  Inc.
signed  an   International Distribution   Agreement   with   Bainbridge
International (Bainbridge) in Queensland, Australia.
       The   agreement  which  grants  Bainbridge  exclusive distribution rights in Australia and New Guinea for Petrol Rem's innovative new product, BIO-SOKr bilge maintenance system, has an initial term of one year commencing February 1, 1997 and will be automatically extended from year to year for a period of five years as long as the distributor meets or exceeds the Minimum Purchase Requirements.
     The agreement requires Bainbridge to purchase a minimum of $923,125 worth of product over a five year period. From several interested distributors,
Petrol Rem chose Bainbridge because   of  their  strong  base  of  potential
customers including  460  marine  dealers,  major  corporations,   and
government departments such as the Royal Australian Navy and Air Force, the Australian Army, Coast Guard, National and State Water Police, etc. Bainbridge has told Petrol Rem that "...the expected success [with BIO-SOK] has resulted from extensive research with the sample" that has "received much positive feedback."
      Other  international distribution agreements in  place for   the
BIO-SOK  are  with  Agrospectrum   Intern,   USA (Indonesia,   Malaysia,
Singapore  and  Brunei),   Ordnance Technology  (Canada/England), and Shipping
Services  Italia, Srl.
      The BIO-SOK bilge maintenance system, a completely unique product that absorbs and biodegrades boat bilge oil/fuel leakage then biodegrades
itself, has garnered  many honors   in  the  past  six  months,  thereby
significantly increasing market visibility.
     Most recently, on February 14, BIO-SOK was given a 1997 Innovation   Award
by  the  prestigious   trade   magazine, Motorboating and Sailing. In December,
Boating, the largest pleasure boating magazine in the world, announced after testing the product that they would now place a BIO-SOK in every boat they tested. Environmentally conscious Boating editors were so impressed with the performance of the BIO- SOK that they felt it would be an excellent means of protecting marina waters from oil leaked by their test boats.
      The BIO-SOK is also featured across the nation by the National Aeronautics and Space Administration (NASA) as spinoff technology and has been nominated to the NASA Hall of Fame. In addition, the BIO-SOK bilge maintenance system won the National Marine Manufacturers Association's 1996 Innovation Award for the Trailers and Accessories category at the International Marine Trades Exhibit and Convention held in Chicago this past September. Thus far, over 30 boating and marine trade publications have written about the new product.
       BIO-SOK bilge maintenance system, which is 100% guaranteed with all natural ingredients, is available from marina shops, marine supply stores, and from the Company directly (1.800.246.2275) and retails for $29.95. Depending upon the type and amount of contaminant, the SOK will last an entire boating season and require no effort or additional expense from the boat owner to keep the bilge clean and the surrounding environment free from oil and fuel which might otherwise leak from the boat. Such leakage, cited as a major cause of marina water pollution, is now being more closely
monitored  and  heavily  fined  by   environmental regulation enforcement
agencies.
      Biocontrol Technology, Inc. has its corporate  offices in  Pittsburgh,
PA and is involved in the  development  and manufacture   of   biomedical
devices   and   environmental products.  Petrol Rem, Inc. develops and
manufactures unique oil spill response products and has offices, as well as manufacturing and warehousing facilities, in Pittsburgh, Florida, and the Texas/Louisiana Gulf.